Item 77M
DWS Large
Cap Value
Fund (a
series of
DWS Value
Series, Inc.)

Registrant
incorporates by
reference the
Registration
Statement on
Form N-14 for
DWS Value
Series, Inc. filed
on September
12, 2008 (SEC
Accession No.
0001193125-08-
195203).
A Special
Meeting of
Shareholders of
DWS Equity
Partners Fund
(the "Fund") was
held on October
21, 2008 at the
offices of
Deutsche Asset
Management,
345 Park
Avenue, New
York, NY 10154.
The following
matter was voted
upon by the
shareholders of
said Fund (the
resulting votes
are presented
below):

1. Approving an
Agreement and
Plan of
Reorganization
and the
transactions it
contemplates,
including the
transfer of all of
the assets of the
Fund to DWS
Large Cap Value
Fund ("Large
Cap Fund"), in
exchange for
shares of Large
Cap Fund and
the assumption
by Large Cap
Fund of all the
liabilities of the
Fund, and the
distribution of
such shares, on a
tax-free basis for
federal income
tax purposes, to
the shareholders
of the Fund in
complete
liquidation and
termination of
the Fund.

Number of Votes:
For
Against
Abstain
4,798,509.09
0
224,605.101
166,330.164





Item 77M
DWS
Dreman Mid
Cap Value
Fund (a
series of
DWS Value
Series, Inc. )

Registrant
incorporates by
reference the
Registration
Statement on
Form N-14 for
DWS Value
Series, Inc. filed
on May 23, 2008
(SEC Accession
No.
0001193125-08-
121130).
A Special
Meeting of
Shareholders of
DWS Small Cap
Value Fund (the
"Fund") was
held on July 10,
2008 at the
offices of
Deutsche Asset
Management,
345 Park
Avenue, New
York, NY 10154.
The following
matter was voted
upon by the
shareholders of
said Fund (the
resulting votes
are presented
below):

1. Approving an
Agreement and
Plan of
Reorganization
and the
transactions it
contemplates,
including the
transfer of all of
the assets of the
Fund to DWS
Dreman Mid Cap
Value Fund
("Mid Cap
Fund"), in
exchange for
shares of Mid
Cap Fund and
the assumption
by Mid Cap
Fund of all
liabilities of the
Fund, and the
distribution of
such shares, on a
tax-free basis for
federal income
tax purposes, to
the shareholders
of the Fund in
complete
liquidation and
termination of
the Fund.

Number of Votes:
For
Against
Abstain
4,714,554.54
3
174,128.084
197,403.136







E:\Electronic
Working
Files\NSAR\2008\07
-31-08\DWS
Securities Trust\03-
Exhibits\Item 77C
SCV.rtf